                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   Form 8-K/A

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (date of earliest event reported): April 23, 1999
                                                          --------------

                          HomeCom Communications, Inc.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                           0-29204          58-2153309
         --------------------------------------------------------------
(State or Other Jurisdiction of   (Commission file Number)   (I.R.S. Employer
Incorporation or Organization                                Identification No.)


3535 Piedmont Road, Atlanta, Georgia                         30305
----------------------------------------------------------------------
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code :         (404) 237-4646
                                                             ---------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On April 23, 1999, HomeCom Communications, Inc., a Delaware corporation (the "Company") acquired all of the outstanding shares of Ganymede Corporation ("Ganymede") for total consideration of 185,342 shares of common stock and $100,000 cash. In addition, the Company entered into employment agreements with the three principals of Ganymede, calling for them to continue in their current roles for the acquired company.

         The acquisition will be accounted for as a purchase. The purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values. Results of operations for Ganymede will be included with those of the Company for periods subsequent to the date of acquisition. The Company will file a Registration Statement on Form S-3 with respect to the resale of a portion of the shares of HomeCom Communications, Inc. Common Stock issued in the acquisition.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Business Acquired

                                                                          Page
                                                                          ----
         Ganymede Corporation Financial Statements:
                           Independent Auditors' Report
                           Balance Sheet
                           Statement of Loss and Deficit
                           Statement of Cash Flows
                           Notes to Financial Statements

(b)      Pro Forma Financial Information

                                                                          Page
                                                                          -----
         Unaudited Pro Forma Combined Condensed Balance Sheet at
                  March 31, 1999
         Unaudited Pro Forma Combined Condensed Statement of Operations
                  for the three months ended March 31, 1999
         Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1998

(c)      Exhibits

         10.55*   Stock Purchase Agreement by and among HomeCom Communications,
                  Inc. and Richard L. Chu, Joseph G. Rickard, John R. Winans,
                  Mario D'Agostino, Karen Moore, and John Kokinis, dated as of
                  April 23, 1999.

         10.56*   Employment Agreement between Ganymede Corporation and Richard
                  L. Chu, dated as of April 23, 1999.

         10.57*   Employment Agreement between Ganymede Corporation and John
                  Winans, dated as of April 23, 1999.

         10.58*   Employment Agreement between Ganymede Corporation and Joseph
                  G. Rickard, dated as of April 23, 1999.

         10.59*   Escrow Agreement by and among HomeCom Communications, Inc. and
                  Richard L. Chu, Joseph G. Rickard, John R. Winans, Mario
                  D'Agostino, Karen Moore, and John Kokinis, dates as of April
                  23, 1999.

         10.60*   Pledge and Security Agreement by and among HomeCom
                  Communications, Inc. and Richard L. Chu, Joseph G. Rickard,
                  John R. Winans, Mario D'Agostino, Karen Moore, and John
                  Kokinis, dates as of April 23, 1999.

         23.1     Consent of Ostrow, Reisin, Berk & Abrams, Ltd.

* Previously filed.

                 [Ostrow Reisin Berk & Abrams, Ltd letterhead]

INDEPENDENT AUDITORS' REPORT


Board of Directors
Ganymede Corporation
Chicago, Illinois


We have audited the accompanying balance sheet of Ganymede Corporation as of December 31, 1998, and the related statements of income and deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ganymede Corporation as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                   Ostrow Reisin Berk & Abrams, Ltd


February 8, 1999

                              GANYMEDE CORPORATION

                                 BALANCE SHEET

===============================================================================
December 31,                                                             1998
-------------------------------------------------------------------------------
ASSETS (Note 4)
Current assets:
  Cash and equivalents (Notes 1 and 2)                                $  46,108
  Accounts receivable, trade, less allowance for
    doubtful accounts of $2,500                                         111,123
-------------------------------------------------------------------------------
    Total current assets                                                157,231
-------------------------------------------------------------------------------
Property and equipment:
  Computer equipment and furniture                                       72,885
  Less accumulated depreciation                                          34,595
-------------------------------------------------------------------------------
    Property and equipment, net                                          38,290
-------------------------------------------------------------------------------
Other asset:
  Security deposits                                                       1,820
-------------------------------------------------------------------------------
Total assets                                                          $ 197,341
===============================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY DEFICIENCY
Current liabilities:
  Accounts payable, trade                                             $  55,509
  Accrued compensation                                                  142,845
  Note payable, bank (Note 2)                                            43,554
  Notes payable, stockholders (Note 3)                                  134,300
-------------------------------------------------------------------------------
    Total current liabilities                                           376,208
-------------------------------------------------------------------------------
Shareholders' equity deficiency:
  Common stock, no par value; authorized 10,000,000
    shares, issued and outstanding 980,000 shares (Notes 4 and 8)       200,000
  Additional paid-in capital                                              4,175
  Deficit                                                              (383,042)
-------------------------------------------------------------------------------
    Total shareholders' equity deficiency                              (178,867)
-------------------------------------------------------------------------------
Total liabilities and shareholders' equity deficiency                 $ 197,341
===============================================================================

                      See notes to financial statements.

                              GANYMEDE CORPORATION

                         STATEMENT OF LOSS AND DEFICIT



================================================================================
Year ended December 31,                                                  1998
--------------------------------------------------------------------------------
Service revenue                                                       $ 665,359
Operating expenses                                                      716,458
--------------------------------------------------------------------------------

Loss from operations                                                    (51,099)
--------------------------------------------------------------------------------

Other income (expense):
  Interest expense                                                      (20,915)
  Interest income                                                         2,765
--------------------------------------------------------------------------------

    Total other expense, net                                            (18,150)
--------------------------------------------------------------------------------

Net loss                                                                (69,249)
Deficit, beginning of year                                             (313,793)
--------------------------------------------------------------------------------

Deficit, end of year                                                  $(383,042)
================================================================================


                       See notes to financial statements.

                              GANYMEDE CORPORATION

                            STATEMENT OF CASH FLOWS


==========================================================================================
Year ended December 31,                                                            1998
------------------------------------------------------------------------------------------
Operating activities:
  Net loss                                                                       $(69,249)
  Adjustments to reconcile above to cash used in operating activities:
    Depreciation                                                                   15,963
    (Increase) decrease in operating assets:
       Accounts receivable, trade                                                 (43,380)
       Security deposits                                                            1,539
    Increase (decrease) in operating liabilities:
       Accounts payable, trade                                                     23,869
       Accrued expenses                                                             9,342
------------------------------------------------------------------------------------------
         Cash used in operating activities                                        (61,916)
------------------------------------------------------------------------------------------
Investing activities:
  Purchase of property and equipment                                              (10,309)
------------------------------------------------------------------------------------------
         Cash used in investing activities                                        (10,309)
------------------------------------------------------------------------------------------
Financing activities:
  Proceeds from notes payable, stockholders                                        66,280
  Proceeds from notes payable, bank, net                                            2,239
------------------------------------------------------------------------------------------
         Cash provided by financing activities                                     68,519
------------------------------------------------------------------------------------------
Decrease in cash and equivalents                                                   (3,706)
Cash and equivalents:
Beginning of year                                                                  49,814
------------------------------------------------------------------------------------------
End of year                                                                      $ 46,108
==========================================================================================
Supplemental disclosures of cash flow information:
  Cash paid during the year for interest                                         $ 20,915
==========================================================================================


                       See notes to financial statements.

                              GANYMEDE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


1.  Summary of significant accounting policies

Business description:

The Company is engaged in the development and maintenance of Internet web sites and related consulting services. The Company also provides for host site development and Internet connection. The Company's customers are in the greater Chicagoland area.

Cash and equivalents:

Cash and equivalents consist of checking accounts and certificates of deposit with maturities of three months or less.

Property, plant, equipment and related depreciation and amortization:

Property and equipment are stated at cost. The Company provides for depreciation and amortization of the various classes of assets over their estimated useful lives, using primarily accelerated methods.

Revenue recognition:

The Company recognizes revenue at the time services are performed.

Advertising and promotion costs:

Advertising and promotion costs are charged to operations during the period in which they are incurred. For the year ended December 31, 1998, such costs were nominal.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

2.  Note payable, bank

A bank line of credit agreement provides for a $54,107 revolving line of credit, with interest due monthly at 8.44% per annum. The note is secured by a certificate of deposit at the bank in the amount of $54,107. The line of credit matures March 1, 1999.

                              GANYMEDE CORPORATION

3.   NOTES PAYABLE, STOCKHOLDERS

At December 31, 1998, the Company has unsecured notes payable to two stockholders. The notes are due on demand and bear interest at the rate of 15%.

4.   COMMITMENTS AND CONTINGENCIES

In October 1998, the Company entered into an Accounts Receivable Purchase Agreement with Silicon Valley Financial Services. The agreement allows for the Company to sell its receivables. No receivables have been sold as of December 31, 1998. In conjunction with the agreement, the Company has pledged its assets and issued stock warrants for 3,750 shares of common stock to Silicon Valley Financial Services. The warrants have an initial exercise price of $2.00 per share, were all outstanding and exercisable at December 31, 1998 and expire in November 2003.

5.   INCOME TAXES

The Company elected S Corporation status for income tax purposes. Under this election, the shareholders report corporate income, if any, on their personal income tax return. Accordingly, at December 31, 1998, no provision was made for federal or state income taxes.

6.   EMPLOYEES' SALARY DEFERRAL PLAN

The Company maintains an employee salary deferral plan. Participation is voluntary, and all employees who meet prescribed service requirements are eligible to participate up to 15% of their salaries. The Company did not contribute to the plan during the year ended December 31, 1998.

7.   OPERATING LEASE OBLIGATIONS

The Company leases its premises in Chicago for monthly rent of $2,970 plus maintenance costs. The lease expires on July 31, 2000. Total rental expense for all operating leases covering real estate was $34,660.

The Company leases computer equipment from a company controlled by a stockholder on a month-to-month basis. Total rent paid to the related party was $9,897 for the year ending December 31, 1998. The Company also leases computer equipment under various terms from unrelated parties. Total rent paid to unrelated parties was $9,223 for the year ended December 31, 1998. The leases are secured by the leased equipment.

                              GANYMEDE CORPORATION

7.   OPERATING LEASE OBLIGATIONS (CONTINUED)

Future minimum rental payments under noncancelable operating leases are as follows:




===============================================================================
Year ending December 31,                                    Amount
-------------------------------------------------------------------------------
       1999                                              $46,078
       2000                                               27,147
-------------------------------------------------------------------------------

       Total                                             $73,225
===============================================================================


8.   STOCK OPTIONS

The Company has a stock option plan which was adopted in 1997. Under the plan, the Company may grant options to its employees for up to 50,000 shares of common stock. The original exercise price for options granted under the plan was $2.00, and the options are exercisable immediately without restrictions. The options expire 10 years after the date of grant for shareholders owning less then 10% and expire 5 years after the date of grant for shareholder owning 10% or more. The fair value of the options is determined by the board of directors. In October 1998, the board of directors granted 1,000 options to two employees.

The Company applies Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which establishes financial accounting and reporting standards for stock-based employee compensation plans. The Company elected to continue to account for employee stock-based compensation as prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." and to provide pro forma disclosures in the Notes to Financial Statements of the effects of SFAS No. 123 on net income. There was no material effect on the results of operations as a result of adopting SFAS No. 123. Compensation costs are recognized as the difference between the exercise price of each option and the market price of the Company's stock, and no compensation costs were charged to expense in 1998.

                              GANYMEDE CORPORATION

8.     STOCK OPTIONS (CONTINUED)

The following table summarizes information about stock options outstanding and exercisable under the plan at December 31, 1998:

==============================================================================================
                 Year ended December 31, 1998
   Shares        ----------------------------         Shares
 outstanding                Option exercised,      outstanding       Remaining
December 31,     Options        forfeited          December 31,     Contractual      Exercise
    1997         granted        or expired             1998            Life            Price
----------------------------------------------------------------------------------------------
21,500                                               21,500              4             $2.00
10,500                                               10,500              9             $2.00
                  1,000                               1,000             10             $2.00
-----------------------------------------------------------
32,000            1,000                              33,000
==============================================================================================

The Company granted options for an additional 10,000 shares in January 1999. The options have an exercise price of $2.00 per share and expire in 2009.

9.     SUBSEQUENT EVENT

As shown in the accompanying financial statements, the Company incurred a net loss of $69,249 during the year ended December 31, 1998 and, as of that date, the Company's current liabilities exceeded its current assets by $218,977 and its total liabilities exceeded its total assets by $178,867. Those factors create an uncertainty about the Company's ability to continue as a going concern. Management of the Company has received a letter of intent to purchase all of the outstanding stock of the Company which, if the transaction is carried out, will provide the Company additional financing. The purchase price is based on a multiple of one and a half times total revenues, and the transaction is expected to close in April, 1999. The financial statements do not include any adjustments that might be necessary if the Company does not consummate the transaction and become unable to continue as a going concern.

10.    RELATED PARTY TRANSACTION, ACCRUED SHAREHOLDERS' COMPENSATION

As of December 31, 1998, the Company has accrued $125,000 to certain shareholders as compensation for past services rendered. Total compensation expense to shareholder-officers was $218,000 for the year ended December 31, 1998.

The following unaudited pro forma financial statements give effect to the acquisition by the Company of Ganymede in a transaction accounted for as a purchase. The unaudited pro forma balance sheet is based on the individual balance sheets of the Company appearing in the Company's Annual Report on Form 10-K, and of Ganymede, appearing elsewhere in this Current Report on Form 8-K, and has been prepared to reflect the acquisition by the Company of Ganymede as of December 31, 1998. The unaudited pro forma statements of income are based on the individual statements of income of the Company appearing in the Company's Annual Report on Form 10-K and of Ganymede, appearing elsewhere in this Current Report on Form 8-K, and combines the results of operations of the Company and of Ganymede (acquired by the Company as of April 23, 1999) for the year ended December 31, 1998 and for the three months ended March 31, 1999, as if the acquisition occurred on January 1, 1998. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company appearing in the Company's Annual Report on Form 10-K, and of Ganymede, appearing elsewhere in this Current Report on Form 8-K.



                          HomeCom Communications, Inc.
              Pro Forma Unaudited Combined Condensed Balance Sheet
                               December 31, 1998

                                                                                                    Pro forma           Pro forma
                                                                HomeCom         Ganymede          Adjustments          As adjusted
                                                                -------         --------          -----------          -----------

                                       ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                $  2,291,932      $  46,108         $  (100,000) (a)       2,238,040
     Restricted cash                                               250,000                                 --              250,000
     Accounts receivable, net                                      680,790        111,123                  --              791,913
     Other current assets                                            4,796             --                  --                4,796
                                                              ------------      ---------         -----------         ------------
               Total current assets                              3,227,518        157,231            (100,000)           3,284,749
 FURNITURE, FIXTURES AND EQUIPMENT, NET                            797,263         38,290                                  835,553
                                                                                                       44,567  (b)              --
 INTANGIBLE ASSETS, NET                                            351,320             --           1,348,278  (a)       1,744,165
 OTHER NON-CURRENT ASSETS                                          189,389          1,820                  --              191,209
                                                              ------------      ---------         -----------         ------------
               Total assets                                   $  4,565,490      $ 197,341         $ 1,292,845         $  6,055,676
                                                              ============      =========         ===========         ============

        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

 CURRENT LIABILITIES:
     Accounts payable and accrued expenses                    $    424,094      $  55,509         $        --              479,603
     Accrued payroll liabilities                                   300,927        142,845                  --              443,772
     Unearned revenue                                              128,345             --                  --              128,345
     Note payable to bank                                               --         43,554                  --               43,554
     Note payable to shareholders                                       --        134,300            (134,300) (e)              --
     Other current liabilities                                     108,427             --                                  108,427
                                                              ------------      ---------         -----------         ------------
               Total current liabilities                           961,793        376,208            (134,300)           1,203,701

 OBLIGATIONS UNDER CAPITAL LEASES                                   88,242             --                  --               88,242
 OTHER LIABILITIES                                                  67,006             --                  --               67,006
                                                              ------------      ---------         -----------         ------------
               Total liabilities                                 1,117,041        376,208            (134,300)           1,358,949

 STOCKHOLDERS' EQUITY (DEFICIT):
                                                                                                     (200,000) (b)              --
     Common stock                                                      507        200,000                  19  (a)             526
                                                                                                       (4,175) (b)              --
     Additional paid-in capital                                 10,355,724          4,175           1,248,259  (a)      11,603,983
     Subscriptions receivable                                     (196,878)            --                  --             (196,878)
                                                                                                      134,300  (e)              --
     Accumulated deficit                                        (6,710,904)      (383,042)            248,742  (b)      (6,055,676)
                                                              ------------      ---------         -----------         ------------
         Total stockholders' equity (deficit)                    3,448,449       (178,867)          1,427,145            4,696,727
                                                              ------------      ---------         -----------         ------------
         Total liabilities and stockholders' equity (deficit) $  4,565,490      $ 197,341         $ 1,292,845         $  6,055,676
                                                              ============      =========         ===========         ============

The accompanying notes are an integral part of these financial statements.

                          HomeCom Communications, Inc.
         Pro-forma Unaudited Combined Condensed Statement of Operations for the three months ended March 31, 1999


                                                                                  Pro-forma          Pro-forma
                                                      HomeCom       Ganymede     Adjustments        As adjusted
                                                    ----------      ---------    -----------        -----------
Net Sales                                            1,042,337        225,363             --          1,267,700

Cost of Sales                                          676,725        221,643             --            898,368
                                                    ----------      ---------      ---------         ----------

Gross Profit                                           365,612          3,720             --            369,332

Operating Expenses                                   1,745,017         56,865        116,070 (d)      1,917,952
                                                    ----------      ---------      ---------         ----------

Operating Loss                                      (1,379,405)       (53,145)      (116,070)        (1,548,620)

Other Expenses (Income), Net                            (7,819)         7,729             --                (90)
                                                    ----------      ---------      ---------         ----------

Loss Before Income Taxes                            (1,371,586)       (60,874)      (116,070)        (1,548,530)

Income Taxes                                                --             --             --                 --
                                                    ----------      ---------      ---------         ----------

Net Loss                                            (1,371,586)       (60,874)      (116,070)        (1,548,530)
                                                    ==========      =========      =========         ==========

Basic and Diluted Loss Per Share                    $    (0.26)     $   (0.33)     $      --         $    (0.29)
                                                    ==========      =========      =========         ==========

Weighted Average Common Shares Outstanding           5,231,058        185,342             --          5,416,400
                                                    ==========      =========      =========         ==========


The accompanying notes are an integral part of these financial statements.

                          HomeCom Communications, Inc.
         Pro-forma Unaudited Combined Condensed Statement of Operations for the year ended December 31, 1998


                                                                                   Pro-forma         Pro-forma
                                                      HomeCom        Ganymede     Adjustments        As adjusted
                                                      -------        --------     -----------        -----------

Net Sales                                            3,292,410        665,359             --          3,957,769

Cost of Sales                                        2,601,311        511,278             --          3,112,589
                                                    ----------      ---------      ---------         ----------

Gross Profit                                           691,099        154,081             --            845,180

Operating Expenses                                   6,019,041        205,180        464,282 (c)      6,688,503
                                                    ----------      ---------      ---------         ----------

Operating Loss                                      (5,327,942)       (51,099)      (464,282)        (5,843,323)

Other Expenses (Income), Net                        (4,123,802)        18,150             --         (4,105,652)
                                                    ----------      ---------      ---------         ----------

Loss Before Income Taxes                            (1,204,140)       (69,249)      (464,282)        (1,737,671)

Income Taxes                                                --             --             --                 --
                                                    ----------      ---------      ---------         ----------

Net Loss                                            (1,204,140)       (69,249)      (464,282)        (1,737,671)

Preferred Stock Dividend                              (666,667)            --             --           (666,667)
                                                    ----------      ---------      ---------         ----------

Loss Applicable to Common Shareholders              (1,870,807)       (69,249)      (464,282)        (2,404,338)
                                                    ==========      =========      =========         ==========

Basic and Diluted Loss Per Share                    $    (0.44)     $   (0.37)     $      --         $    (0.54)
                                                    ==========      =========      =========         ==========

Weighted Average Common Shares Outstanding           4,287,183        185,342             --          4,472,525
                                                    ==========      =========      =========         ==========



The accompanying notes are an integral part of these financial statements.

         (a) To record issuance of 185,342 shares of common stock,par value $.0001, and valued for this transaction at a price per share of $6.735, and payment of $100,000 cash, for the net assets of Ganymede Corporation. This price per share represents the average of the closing prices of the Company's common stock for the two days before, the day of, and the day after the press release announcing the acquisition on April 13, 1999.

         (b)      To record elimination of equity accounts for Ganymede.

         (c) To record amortization of intangibles for the year ended December 31, 1998, assuming the acquisition had been completed on January 1, 1998. Intangible assets are being amortized over 3 years, resulting in annual amortization expense of $464,282.

         (d) To record amortization of intangibles for the three months ended March 31, 1999, assuming the acquisition had been completed on January 1, 1998. Intangible assets are being amortized over 3 years, resulting in annual amortization expense of $464,282, or $116,070 for the three month period ended March 31, 1999.

         (e) To record the forgiveness of loans from the Ganymede shareholders.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           HOMECOM COMMUNICATIONS, INC.
                                           (Registrant)


Date:    July 9, 1999                 By:  /s/ Harvey Sax
         ------------                      ----------------------------------

                                           Harvey Sax, President and
                                           Chief Executive Officer
                                           (Principal Executive Officer)

                                  Exhibit Index

Exhibit     Description

10.55*      Stock Purchase Agreement by and among HomeCom Communications, Inc.
            and Richard L. Chu, Joseph G. Rickard, John R. Winans, Mario
            D'Agostino, Karen Moore, and John Kokinis, dated as of April 23,
            1999.

10.56*      Employment Agreement between Ganymede Corporation and Richard L.
            Chu, dated as of April 23, 1999.

10.57* Employment Agreement between Ganymede Corporation and John Winans, dated as of April 23, 1999.

10.58*      Employment Agreement between Ganymede Corporation and Joseph G.
            Rickard, dated as of April 23, 1999.

10.59*      Escrow Agreement by and among HomeCom Communications, Inc. and
            Richard L. Chu, Joseph G. Rickard, John R. Winans, Mario D'Agostino,
            Karen Moore, and John Kokinis, dates as of April 23, 1999.

10.60*      Pledge and Security Agreement by and among HomeCom Communications,
            Inc. and Richard L. Chu, Joseph G. Rickard, John R. Winans, Mario
            D'Agostino, Karen Moore, and John Kokinis, dates as of April 23,
            1999.

23.1        Consent of Ostrow Reisin Berk & Abrams, Ltd.

* Previously filed.